Exhibit 99.5

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
ADDITIONAL SUPPLEMENTAL INFORMATION
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(IN THOUSANDS)
NET LOSS AND LOSS ADJUSTMENT EXPENSES:

	Net Incurred Loss and Loss Adjustment Expenses				Net Paid Loss and Loss Adjustment Expenses
	For The		For The		For The		For The
	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 30,		June 30,		June 30,		June 30,
PRODUCTS	2004	2003	2004	2003	2004	2003	2004	2003
COMMERCIAL LINES	$81,083	$75,142	$154,991	$141,080	$45,960	$38,200	$92,584	$72,085
SPECIALTY LINES	21,699	13,352	39,754	31,993	14,398	5,248	28,563	14,250
PERSONAL LINES	4,535	4,532	8,815	10,313	4,822	4,496	8,462	10,101

TOTAL NET LOSS AND LOSS
ADJUSTMENT EXPENSES	$107,317	$93,026	$203,560	$183,386	$65,180	$47,944	$129,609	$96,436

Net Loss & Lae Reserves @ June 30, 2004		$555,447

Taxable Equivalent Yield @ June 30, 2004		4.7%

Portfolio Duration @ June 30, 2004		4.1 yrs

Book Value Per Common Share @ June 30, 2004		$26.82

Shares Repurchased During the Three Months Ended June 30, 2004		0